As filed with the Securities and Exchange Commission on February 22, 2022

Registration No. 333-________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CVRx, Inc.

(Exact name of registrant as specified in its charter)

Delaware	41-1983744
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9201 West Broadway Avenue, Suite 650

Minneapolis, MN 55445

(Address of Principal Executive Offices, including zip code)

2021 Equity Incentive Plan

2021 Employee Stock Purchase Plan

(Full title of the Plans)

Nadim Yared

President and Chief Executive Officer

CVRx, Inc.

9201 West Broadway Avenue, Suite 650

Minneapolis, MN 55445

(Name and address of agent for service)

(763) 416-2840

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed with the Securities and Exchange Commission (the “Commission”) for the purpose of registering an additional 1,223,960 shares of Common Stock, par value $0.01 per share, of CVRx, Inc. (the “Registrant”), issuable under the following employee benefit plans for which a Registration Statement on Form S-8 (File No. 333-257616) is effective: (i) the 2021 Equity Incentive Plan (the “2021 Plan”) which, as a result of an automatic annual increase provision therein, added 1,019,967 shares of Common Stock, and (ii) the Employee Stock Purchase Plan (the “ESPP”), which, as a result of the operation of an automatic annual increase provision therein, added 203,993 shares of Common Stock.

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENT ON FORM S-8

The contents of the Registrant’s Registration Statement on Form S-8 (File No. 333-257616), relating to the 2021 Plan and the ESPP, filed with the Commission on July 1, 2021, is incorporated herein by reference.

Item 8. Exhibits.

Exhibit No.	Description
4.1	Amended and Restated Certificate of Incorporation, as currently in effect (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on July 7, 2021).
4.2	Amended and Restated Bylaws, as amended, as currently in effect (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on July 7, 2021).
5.1	Opinion of Faegre Drinker Biddle & Reath LLP.
10.1	2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.4 to the Company’s Registration Statement on Form S-8 filed on July 1, 2021).
10.2	Form of Stock Option Agreement (Employees/Officers) pursuant to 2001 Equity Incentive Plan (incorporated by reference to Exhibit 10.5 to the Company’s Registration Statement on Form S-8 filed on July 1, 2021).
10.3	Form of Stock Option Agreement (Non-Employee Directors) pursuant to 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.6 to the Company’s Registration Statement on Form S-8 filed on July 1, 2021).
10.4	Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.14 to the Company’s Annual Report on Form 10-K filed on February 22, 2022).
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Faegre Drinker Biddle & Reath LLP (included in Exhibit 5.1).
107	Filing Fee Table.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Minneapolis, State of Minnesota, on February 22, 2022.

CVRx, INC.

By:	/s/ Nadim Yared
Nadim Yared
President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of CVRx, Inc., hereby severally constitute and appoint Nadim Yared and Jared Oasheim, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Nadim Yared	President and Chief Executive Officer	February 22, 2022
Nadim Yared	(Principal Executive Officer)

/s/ Jared Oasheim	Chief Financial Officer	February 22, 2022
Jared Oasheim	(Principal Financial and Accounting Officer)

/s/ Ali Behbahani	Director	February 22, 2022
Ali Behbahani, M.D.

/s/ Mudit K. Jain	Director	February 22, 2022
Mudit K. Jain, Ph.D

/s/ John M. Nehra	Director	February 22, 2022
John M. Nehra

/s/ Kirk Nielsen	Director	February 22, 2022
Kirk Nielsen

/s/ Geoff Pardo	Director	February 22, 2022
Geoff Pardo

/s/ Martha Shadan	Director	February 22, 2022
Martha Shadan

/s/ Joseph Slattery	Director	February 22, 2022
Joseph Slattery